UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2020, Baudax Bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC, as representative of the underwriters named therein (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of (i) up to 7,692,308 shares of the common stock, par value $0.01 per share (the “Common Stock”) of the Company, (ii) Series A warrants to purchase up to 7,692,308 shares of Common Stock (the “Series A Warrants”) and (iii) Series B warrants to purchase up to 7,692,308 shares of Common Stock, (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”). The shares of Common Stock and accompanying Warrants were sold together at a combined public offering price of $3.25 per share, which will result in approximately $23.1 million of proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses.

The Series A Warrants will be immediately exercisable at a price of $4.59 per share, subject to adjustment, and will expire five years from the date they are issued. The Series B Warrants will be immediately exercisable at a price of $3.25 per share, subject to adjustment, and will expire 13 months from the date they are issued. The holders of the Warrants may exercise the Warrants on a cashless basis, solely to the extent no resale registration statement is available at the time of exercise. The shares of Common Stock are being offered together with the Warrants, but the securities will be issued separately and will be immediately separately transferrable.

JMP Securities LLC and Oppenheimer & Co. Inc. are acting as joint book-running managers for the Offering. The Offering is expected to close on or about March 26, 2020, subject to satisfaction of customary closing conditions. All of the shares of Common Stock and accompanying Warrants in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-235408), previously filed with the Securities and Exchange Commission, and a final prospectus supplement thereunder, dated March 24, 2020.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The forms of Series A Warrant and Series B Warrant are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement and Warrants is qualified in its entirety by reference to such exhibits.

The legal opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the shares and Warrants in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Press Release

On March 24, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Risk Factor Disclosure

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

Risks Related to Commercialization of ANJESO

The recent outbreak of the COVID-19 may negatively impact our commercial launch of ANJESO.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. As of March 2020, COVID-19 has spread to other countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the

U.S., Europe and Asia have implemented severe travel restrictions, social distancing and delays or cancellations of elective surgeries. The outbreak of COVID-19 poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting normal business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities.

Hospitals have begun to reduce and divert staffing, divert resources to patients suffering from the infectious disease and limit hospital access for non-patients, including our sales professionals. In addition, travel restrictions due to COVID-19 have impacted our sales professionals’ ability to travel to hospitals. These circumstances have negatively impacted the ability of our sales professionals to effectively market to hospital pharmacists and formulary committees, which may delay or have a material adverse impact on our commercial launch of ANJESO. In addition, the spread of COVID-19 has had, and may continue to have, an impact on the number or patients suffering from post-surgical pain, as hospitals cancel elective surgeries and patients postpone these procedures due to COVID-19 concerns, which may reduce demand for ANJESO and negatively impact our ability to successfully commercialize ANJESO.

COVID-19 has and will continue to have an impact on ports and trade globally. We currently rely on Alkermes plc, or Alkermes, and Patheon UK Limited, or Patheon, for supply of ANJESO from locations in Ireland and Italy. There is a risk that supplies of ANJESO may be significantly delayed or may become unavailable as a result of COVID-19 and the resulting impact on Alkermes’ and Patheon’s labor force and operations, including as a result of governmental restrictions on business operations and the movement of people and goods in an effort to curtail the spread of the virus. There can be no assurance that we would be able to timely implement any mitigation plans. Disruptions in our supply chain, whether as a result of restricted travel, quarantine requirements or otherwise, could negatively impact our ability to supply and sell ANJESO.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause an economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 impacts our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement, dated March 24, 2020, by and between Baudax Bio, Inc. and JMP Securities LLC, as representative of the several underwriters named therein.

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

99.1	Press Release, dated March 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: March 24, 2020